Select Medical Corporation Announces
Results for Fourth Quarter and Year Ended December 31, 2005
     MECHANICSBURG, PENNSYLVANIA — March 17, 2006 — Select Medical Corporation today announced results for its fourth quarter and year ended December 31, 2005.
     On February 24, 2005, Select Medical Corporation (“Select”) consummated a merger with a wholly-owned subsidiary of Select Medical Holdings Corporation (“Holdings”) pursuant to which Select became a wholly-owned subsidiary of Holdings. Holdings is owned by an investor group that includes Welsh, Carson, Anderson & Stowe IX, LP (“Welsh Carson”), Thoma Cressey Equity Partners, Inc. (“Thoma Cressey”) and members of Select’s senior management. As a result of the merger, Select’s assets and liabilities have been adjusted to their fair value as of the closing. Select also experienced an increase in aggregate outstanding indebtedness as a result of financing transactions associated with the merger. Accordingly, amortization expense and interest expense are higher in periods following the merger. Additionally, certain costs associated with the merger are reflected in the 2005 income statement periods. As a result, the financial statements for the periods before and after the merger are not comparable in certain respects.
     On March 1, 2006, a subsidiary of Select sold all the issued and outstanding shares of Canadian Back Institute Limited (“CBIL”) for approximately C$89.8 million in cash (US $79.0 million). CBIL comprised Select’s entire Canadian operations. As a result of the sale, the operating results of CBIL have been reclassified and reported as discontinued operations for all reported periods, and its assets and liabilities have been reclassified as held for sale on our December 31, 2005 balance sheet.
     For the fourth quarter ended December 31, 2005, net operating revenues increased 13.4% to $458.0 million compared to $403.7 million for the same quarter, prior year. Income from operations increased 16.0% to $64.8 million compared to $55.9 million for the same quarter, prior year. Net income declined 15.3% to $25.3 million compared to $29.8 million for the same quarter, prior year. Additionally, net income before interest, income taxes, depreciation and amortization, income from discontinued operations, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, other income and minority interest (“Adjusted EBITDA”) for the fourth quarter increased 17.1% to $77.4 million compared to $66.1 million for the same quarter, prior year. A reconciliation of net income to Adjusted EBITDA is attached to this release.

     For the combined twelve months ended December 31, 2005, net operating revenues increased 16.0% to $1,858.4 million compared to $1,601.5 million for the prior year. Income from operations decreased 46.5% to $119.1 million compared to $222.5 million for the prior year. Select had a net loss of $14.7 million for the combined twelve months ended December 31, 2005 compared to net income of $118.2 million for the prior year. Additionally, Adjusted EBITDA for the combined twelve months ended December 31, 2005 increased 26.2% to $329.9 million compared to $261.5 million for the prior year.
Specialty Hospitals
     At December 31, 2005, Select operated 97 long-term acute care hospitals and four acute medical rehabilitation hospitals. This compares to 82 long-term acute care hospitals and four acute medical rehabilitation hospitals operated at December 31, 2004. For the fourth quarter of 2005, net operating revenues for all of Select’s hospitals increased 21.1% to $341.0 million compared to $281.6 million for the same quarter, prior year. Total patient days for the fourth quarter 2005 were 245,165, admissions were 9,907 and net revenue per patient day was $1,354. This compares to 201,594 days, 8,282 admissions and net revenue per patient day of $1,364 for the same quarter, prior year. For the hospitals opened before January 1, 2004 and operated by Select throughout both periods, patient days in the fourth quarter of 2005 were 208,836 and admissions were 8,575, compared to 195,187 days and 8,036 admissions in the same quarter, prior year. Adjusted EBITDA for the segment increased 17.9% to $72.1 million compared to $61.2 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment was 21.2% for the fourth quarter of 2005, compared to 21.7% for the same quarter, prior year. The Adjusted EBITDA margin for the hospitals opened before January 1, 2004 and operated by Select throughout both periods was 22.4% for the fourth quarter of 2005, compared to 23.2% for the same quarter, prior year.
     For the combined twelve months ended December 31, 2005, net operating revenues for all of Select’s hospitals increased 25.8% to $1,370.3 million compared to $1,089.5 million for the prior year. Total patient days for the combined twelve months ended December 31, 2005 were 985,025, admissions were 39,963 and net revenue per patient day was $1,357. This compares to 816,898 days, 33,523 admissions and net revenue per patient day of $1,306 for the prior year. For the hospitals opened before January 1, 2004 and operated by Select throughout both periods, patient days for the combined twelve months ended December 31, 2005 were 833,770 and admissions were 34,297, compared to 793,751 days and 32,633 admissions in the prior year. Adjusted EBITDA for the segment for the combined twelve months ended December 31, 2005 increased 30.1% to $307.3 million compared to $236.2 million for the prior year. The Adjusted EBITDA margin for the segment for the combined twelve months ended December 31, 2005 was 22.4%, compared to 21.7% for the prior year. The Adjusted EBITDA margin for the hospitals opened before January 1, 2004 and operated by Select throughout both periods was 23.7% for the combined twelve months ended December 31, 2005, compared to 22.7% for the prior year.
Outpatient Rehabilitation
     At December 31, 2005, Select operated 608 outpatient clinics. This compares to 640 outpatient clinics at December 31, 2004. For the fourth quarter of 2005, net operating revenues declined 2.1% to $116.3 million compared to $118.8 million for the same quarter, prior year. Adjusted EBITDA for the fourth quarter declined 7.6% to $13.5 million compared to $14.7 million for the same quarter, prior year. The Adjusted EBITDA margin for the quarter was 11.6% compared to 12.3% in the same quarter, prior year. Patient visits for the quarter were 826,371 compared to 877,178 for the same quarter, prior year. Net revenue per visit was $91 for the fourth quarter of 2005 compared to $92 for the same quarter, prior year. Number of clinics, net operating revenues and Adjusted EBITDA excludes CBIL. CBIL is being reported as a discontinued operation.

     For the combined twelve months ended December 31, 2005, net operating revenues declined 3.6% to $480.7 million compared to $498.8 million for the prior year. Adjusted EBITDA for the combined twelve months ended December 31, 2005 declined 7.8% to $66.0 million compared to $71.6 million for the prior year. The Adjusted EBITDA margin for the combined twelve months ended December 31, 2005 was 13.7% compared to 14.3% in the prior year. Patient visits for the twelve months ended December 31, 2005 were 3,518,740 compared to 3,810,284 for the prior year. Net revenue per visit was $90 for both years. Number of clinics, net operating revenues and Adjusted EBITDA excludes CBIL. CBIL is being reported as a discontinued operation.
Conference Call
     Select will host a conference call regarding its fourth quarter and full year results on Tuesday, March 21, 2006, at 11:00 am EST. The domestic dial in number for the call is 1-866-219-5268. The international dial in number is 1-703-639-1120.
* * * * *
     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select operates 97 long-term acute care hospitals in 26 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States, with approximately 608 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/
     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Investor inquiries:
Joel Veit, 717/972-1100

I. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Three Months Ended December 31, 2004 and 2005

	Predecessor (1)	Successor (1)%
	2004	2005	Change
Net operating revenues	$403,724	$457,958	13.4%

Costs and expenses:

Cost of services	315,985	368,746	16.7%

Stock compensation expense	—	2,745	N/M

General and administrative	9,366	7,838	(16.3)%

Bad debt expense	12,284	3,969	(67.7)%

Depreciation and amortization	10,187	9,812	(3.7)%

Income from operations	55,902	64,848	16.0%

Other income	(286)	(2,360)	725.2%
Interest income	(1,098)	(256)	(76.7)%
Interest expense	8,158	23,631	189.7%

Income from continuing operations before minority interests and income taxes	49,128	43,833	(10.8)%

Minority interests	537	426	(20.7)%

Income from continuing operations before income taxes	48,591	43,407	(10.7)%

Income tax expense	19,734	17,847	(9.6)%

Income from continuing operations	28,857	25,560	(11.4)%

Income (loss) from discontinued operations, net of tax	969	(295)	(130.4)%

Net income	$29,826	$25,265	(15.3)%

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly-owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

II. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Twelve Months Ended December 31, 2004 and 2005

	Predecessor (1)		Successor (1)	Combined (2)
		Period from	Period from
	For the Twelve	January 1	February 25	For the Twelve
	Months Ended	through	through	Months Ended
	December 31,	February 24,	December 31,	December 31,
	2004	2005	2005	2005	% Change
Net operating revenues	$1,601,524	$277,736	$1,580,706	$1,858,442	16.0%

Costs and expenses:

Cost of services	1,246,249	217,133	1,244,183	1,461,316	17.3%

Stock compensation expense	—	142,213	10,312	152,525	N/M

Long-term incentive compensation	—	—	14,453	14,453	N/M

General and administrative	45,856	7,484	34,907	42,391	(7.6)%

Bad debt expense	47,963	6,588	18,213	24,801	(48.3)%

Depreciation and amortization	38,951	5,933	37,922	43,855	12.6%

Income (loss) from operations	222,505	(101,615)	220,716	119,101	(46.5)%

Loss on early retirement of debt	—	42,736	—	42,736	N/M
Merger related charges	—	12,025	—	12,025	N/M
Other income	(1,096)	(267)	(3,018)	(3,285)	199.7%
Interest income	(2,583)	(523)	(767)	(1,290)	(50.1)%
Interest expense	33,299	4,651	83,752	88,403	165.5%

Income (loss) from continuing operations before minority interests, and income taxes	192,885	(160,237)	140,749	(19,488)	(110.1)%

Minority interests	2,608	330	1,776	2,106	(19.2)%

Income (loss) from continuing operations
before income taxes	190,277	(160,567)	138,973	(21,594)	(111.3)%

Income tax expense (benefit)	76,551	(59,794)	56,470	(3,324)	(104.3)%

Income (loss) from continuing operations	113,726	(100,773)	82,503	(18,270)	(116.1)%

Income from discontinued operations, net of tax	4,458	522	3,072	3,594	(19.4)%

Net income (loss)	$118,184	$(100,251)	$85,575	$(14,676)	(112.4)%

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly-owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger, February 25, 2005 through December 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined twelve months ended December 31, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted.

III. Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	Predecessor (1)	Successor (1)
	December 31,	December 31,
	2004	2005
Assets

Cash	$247,476	$35,861

Restricted cash	7,031	6,345

Accounts receivable, net	216,852	256,798

Current deferred tax asset	59,239	59,135

Prepaid taxes	—	4,110

Current assets held for sale	—	13,876

Other current assets	18,737	19,725

Total current assets	549,335	395,850

Property and equipment, net	165,336	248,541

Goodwill	302,069	1,305,210

Other identifiable intangibles	78,304	86,789

Other assets held for sale	—	61,388

Other assets	18,677	65,591

Total assets	$1,113,721	$2,163,369

Liabilities and Stockholders’ Equity

Payables and accruals	$232,063	$296,765

Current liabilities held for sale	—	4,215

Current portion of long-term debt	3,557	6,516

Total current liabilities	235,620	307,496

Long-term debt, net of current portion	351,033	1,315,764

Non-current deferred tax liability	4,458	25,771

Non-current liabilities held for sale	—	3,817

Minority interests	6,667	4,356

Stockholders’ equity	515,943	506,165

Total liabilities and stockholders’ equity	$1,113,721	$2,163,369

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly-owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

IV. Key Statistics
(unaudited)
For the Three Months Ended December 31, 2005 and 2004

			%
	2004	2005	Change
Specialty Hospitals (a)

Number of hospitals — end of period	86	101	17.4%

Net operating revenues (,000)	$281,594	$341,037	21.1%

Number of patient days	201,594	245,165	21.6%

Number of admissions	8,282	9,907	19.6%

Net revenue per patient day (b)	$1,364	$1,354	(0.7)%

Adjusted EBITDA (,000)	$61,215	$72,149	17.9%

Adjusted EBITDA margin — all hospitals	21.7%	21.2%	(2.3)%
Adjusted EBITDA margin — same store hospitals (c)	23.2%	22.4%	(3.4)%

Outpatient Rehabilitation (e)

Number of clinics — end of period	640	608	(5.0)%

Net operating revenues (,000)	$118,841	$116,348	(2.1)%

Number of visits (US)	877,178	826,371	(5.8)%

Revenue per visit (US) (d)	$92	$91	(1.1)%

Adjusted EBITDA (,000)	$14,650	$13,541	(7.6)%

Adjusted EBITDA margin	12.3%	11.6%	(5.7)%

(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened before January 1, 2004 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include contract services revenue.

(e)	Outpatient rehabilitation information has been restated to remove the clinics operated by CBIL, which is being reported as discontinued operations.

V. Key Statistics
(unaudited)
For the Twelve Months Ended December 31, 2005 and 2004

			%
	2004	2005	Change
Specialty Hospitals (a)

Number of hospitals — end of period	86	101	17.4%

Net operating revenues (,000)	$1,089,538	$1,370,320	25.8%

Number of patient days	816,898	985,025	20.6%

Number of admissions	33,523	39,963	19.2%

Net revenue per patient day (b)	$1,306	$1,357	3.9%

Adjusted EBITDA (,000)	$236,181	$307,339	30.1%

Adjusted EBITDA margin — all hospitals	21.7%	22.4%	3.2%
Adjusted EBITDA margin — same store hospitals (c)	22.7%	23.7%	4.4%

Outpatient Rehabilitation (e)

Number of clinics — end of period	640	608	(5.0)%

Net operating revenues (,000)	$498,830	$480,711	(3.6)%

Number of visits (US)	3,810,284	3,518,740	(7.7)%

Revenue per visit (US) (d)	$90	$90	0.0%

Adjusted EBITDA (,000)	$71,562	$65,957	(7.8)%

Adjusted EBITDA margin	14.3%	13.7%	(4.2)%

(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened before January 1, 2004 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include contract services revenue.

(e)	Outpatient rehabilitation information has been restated to remove the clinics operated by CBIL, which is being reported as discontinued operations.

VI. Net Income (Loss) to Adjusted EBITDA Reconciliation
(In thousands)
(unaudited)
For the Three and Twelve Months Ended December 31, 2005 and 2004
     The following table reconciles net income (loss) to Adjusted EBITDA for the Company. Adjusted EBITDA is used by the Company to report its segment performance in accordance with SFAS No. 131. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, income (loss) from discontinued operations, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, other income and minority interest. We believe that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.
     Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Predecessor (1)	Successor (1)	Predecessor (1)		Successor (1)	Combined (2)
	Three Months Ended
	December 31,
				Period from	Period from
			For the Twelve	January 1	February 25	For the Twelve
			Months Ended	through	through	Months Ended
			December 31,	February 24,	December 31,	December 31,
	2004	2005	2004	2005	2005	2005
Net income (loss)	$29,826	$25,265	$118,184	$(100,251)	$85,575	$(14,676)
Loss (income) from discontinued operations, net of tax	(969)	295	(4,458)	(522)	(3,072)	(3,594)
Income tax expense (benefit)	19,734	17,847	76,551	(59,794)	56,470	(3,324)
Minority interest	537	426	2,608	330	1,776	2,106
Interest expense, net	7,060	23,375	30,716	4,128	82,985	87,113
Other income	(286)	(2,360)	(1,096)	(267)	(3,018)	(3,285)
Loss on early retirement of debt	—	—	—	42,736	—	42,736
Merger related charges	—	—	—	12,025	—	12,025
Stock compensation expense	—	2,745	—	142,213	10,312	152,525
Long-term incentive compensation	—	—	—	—	14,453	14,453
Depreciation and amortization	10,187	9,812	38,951	5,933	37,922	43,855

Adjusted EBITDA	$66,089	$77,405	$261,456	$46,531	$283,403	$329,934

Specialty hospitals	$61,215	$72,149	$236,181	$44,343	$262,996	$307,339
Outpatient rehabilitation	14,650	13,541	71,562	9,848	56,109	65,957
Other (3)	(9,776)	(8,285)	(46,287)	(7,660)	(35,702)	(43,362)

Adjusted EBITDA	$66,089	$77,405	$261,456	$46,531	$283,403	$329,934

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly-owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger, February 25, 2005 through December 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined twelve months ended December 31, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted.

(3)	Other primarily includes the Company’s general and administrative costs.

The following tables reconcile specialty hospital same store information.

	Three Months Ended
	December 31, 2004	December 31, 2005
Specialty hospitals net operating revenue	$281,594	$341,037
Less: Specialty hospitals opened, acquired or closed after 1/1/04	8,658	53,920

Specialty hospitals same store net operating revenue	$272,936	$287,117

Specialty hospitals Adjusted EBITDA	$61,215	$72,149
Less: Specialty hospitals opened, acquired or closed after 1/1/04	(2,200)	7,744

Specialty hospitals same store Adjusted EBITDA	$63,415	$64,405

All specialty hospitals Adjusted EBITDA margin	21.7%	21.2%
Specialty hospitals same store Adjusted EBITDA margin	23.2%	22.4%

	Twelve Months Ended
	December 31, 2004	December 31, 2005
Specialty hospitals net operating revenue	$1,089,538	$1,370,320
Less: Specialty hospitals opened, acquired or closed after 1/1/04	30,754	218,837

Specialty hospitals same store net operating revenue	$1,058,784	$1,151,483

Specialty hospitals Adjusted EBITDA	$236,181	$307,339
Less: Specialty hospitals opened, acquired or closed after 1/1/04	(4,591)	34,095

Specialty hospitals same store Adjusted EBITDA	$240,772	$273,244

All specialty hospitals Adjusted EBITDA margin	21.7%	22.4%
Specialty hospitals same store Adjusted EBITDA margin	22.7%	23.7%

VII. Discontinued Operations Income Statement
(In thousands)
(unaudited)
For the Three and Twelve Months Ended December 31, 2005 and 2004
The following table summarizes the income statement information relating to our discontinued operations of our skilled nursing facility sold on September 27, 2004 and CBIL sold on March 1, 2006.

	Predecessor (1)	Successor (1)	Predecessor (1)		Successor (1)	Combined (2)
	For the Three Months
	Ended December 31
				Period from	Period from
			For the Twelve	January 1	February 25	For the Twelve
			Months Ended	through	through	Months Ended
			December 31,	February 24,	December 31,	December 31,
	2004	2005	2004	2005	2005	2005
Net operating revenues	$15,797	$18,459	$69,699	$10,051	$60,161	$70,212

Costs and expenses:
Cost of services	13,156	15,098	57,425	8,295	48,397	56,692
Bad debt expense	182	205	1,023	73	386	459
Depreciation and amortization	258	350	961	244	1,138	1,382

Income from discontinued operations	2,201	2,806	10,290	1,439	10,240	11,679

Other expense	286	434	1,096	267	1,092	1,359
Interest expense (income)	91	(452)	335	83	(224)	(141)

Income from discontinued operations before minority interests and income taxes	1,824	2,824	8,859	1,089	9,372	10,461

Minority interests	139	257	840	139	1,242	1,381

Income from discontinued operations before income taxes	1,685	2,567	8,019	950	8,130	9,080

Income tax expense	716	2,862	3,561	428	5,058	5,486

Income (loss) from discontinued operations, net of tax	$969	$(295)	$4,458	$522	$3,072	$3,594

(1)	On February 24, 2005, Select Medical Corporation (the “Company”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly-owned subsidiary of Holdings. The Company’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger, February 25, 2005 through December 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined year ended December 31, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted.